Exhibit 1.01

SPX Technologies, Inc.

Conflict Minerals Report

Reporting Period: January 1, 2022 – December 31, 2022

This Conflict Minerals Report (this “Report”) of SPX Corporation (“SPX,” “Company,” “we,” “us,” or “our”) for the reporting period from January 1, 2022 to December 31, 2022 (the “Reporting Period”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended. As of August 15, 2022, the Company is the successor registrant pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, to SPX Corporation (“Legacy SPX”) as a result of the completion on August 15, 2022 of a holding company reorganization (the “Holding Company Reorganization”) effected as a merger of Legacy SPX with and into SPX Merger, LLC, a subsidiary of the Company. Immediately after consummation of the Holding Company Reorganization, the Company, on a consolidated basis, operated the same businesses as Legacy SPX, on a consolidated basis, had operated immediately prior to the consummation of the Holding Company Reorganization. The terms “SPX,” the “Company,” “we,” “us” and “our” include, as the context requires, Legacy SPX for any period prior to the consummation of the Holding Company Reorganization.

Forward-looking statements contained in this Report are made based on events and circumstances known by us at the time of release and, as such, are inherently subject to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation, or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s business, products, compliance efforts, and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties, and assumptions, including, among other matters, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, and our ability to identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Forms 10-Q filed with the Securities and Exchange Commission (“SEC”). The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

Under SEC regulations, if any “conflict minerals” (as defined below) are necessary to the functionality or production of a product manufactured by the Company or contracted by the Company to be manufactured, the Company must conduct in good faith a reasonable country of origin inquiry (“RCOI”) regarding those “conflict minerals” that is reasonably designed to determine whether any of the “conflict minerals” originated in the Covered Countries (as defined below) or are from recycled or scrap sources. Form SD defines “conflict minerals” as (i) columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, which are currently limited to tantalum, tin, and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD, (collectively, the “Covered Countries”).

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. As required by SEC’s conflict minerals rule, the Company has conducted a good faith RCOI regarding conflict minerals included in the Company’s products during the Reporting Period to determine whether any such conflict minerals originated in the Covered Countries and/or whether any of the conflict minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence within the meaning of the SEC’s conflict minerals rule. The results of SPX’s RCOI, as well as the Company’s additional due diligence regarding the sources of conflict minerals, are contained in this Report.

This Report is publically available on our website at www.spx.com. The content on, or accessible through, our website or any website referred to in this Report is not, and shall not be deemed to be, part of this Report or incorporated into this or any other filings SPX makes with the SEC unless expressly noted.

Company Overview and Product Description

SPX Technologies, Inc., through its subsidiaries, is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation had approximately $1.5 billion in revenue in the year ended December 31, 2022 and approximately 3,300 employees in 15 countries.

The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). Certain of the products contain materials or components that use metallic forms of tin, tantalum, tungsten, and/or gold (“subject minerals”). For the Reporting Period, the Company reasonably determined that the following product groups contain subject minerals:

•	Dry cooling systems;
•	Evaporative and hybrid cooling systems;
•	Rotating and stationary heat exchangers; pollution control systems;
•	Boilers and water heaters;
•	Heating and ventilation products;
•	Air blowers and exhaust systems;
•	Industrial refrigeration products;
•	Spectrum monitoring and signal monitoring systems;
•	Obstruction lighting;
•	Marine and aviation Aids to navigation products;
•	Tactical datalinks and radio frequency (“RF”) countermeasures;
•	Fare collection systems;
•	Portable cable and pipe locators; and
•	Pipeline inspection and rehabilitation equipment.
•	Ground penetrating radar products and robotics used in underground utilities

The due diligence efforts noted below were undertaken on the products manufactured by us in the Reporting Period.

Reasonable Country of Origin Inquiry

SPX conducted a good faith RCOI regarding the potential inclusion of conflict minerals in the products during the Reporting Period. There is significant overlap between the Company’s RCOI efforts and the due diligence measures performed. Although some of our products contain subject minerals, we typically do not purchase raw materials directly from mines, smelters, or refiners and we are many steps removed in the supply chain from the sources of ore from which these metals are produced and the smelters/refiners that process those ores. Accordingly, we rely on direct suppliers in the supply chain between us and the original sources of raw materials to provide information regarding the origin of any conflict minerals that may be included in the products.

We have taken steps to identify the applicable smelters and refiners of such subject minerals metals in our supply chain. However, as a downstream purchaser of components and materials that contain subject minerals, our RCOI and due diligence measures can provide only reasonable - not absolute - assurance regarding the source and chain of custody of the conflict minerals. The Company’s RCOI and due diligence processes are based on the necessity of seeking data from direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the subject minerals contained in components and materials supplied to us. Another complicating factor is the unavailability of country of origin and chain of custody information from direct suppliers on a continuous, real-time basis. The Company’s available sources of information may yield inaccurate or incomplete information and may be subject to fraud. The Company engaged Source Intelligence, a third-party consultant with expertise in supplier engagement, to assist the Company in its RCOI.

The Company began its RCOI by identifying product families and commodities that may contain subject minerals. Using information derived from the Company’s procurement systems, supplemented by information supplied by personnel in the Company’s business units supply chain, SPX identified direct suppliers of components and materials that may contain subject minerals.

Direct suppliers were provided information by the Company describing its Conflict Minerals Compliance Program (the “CMCP”) requirements and identifying Source Intelligence as the Company’s third-party consultant assisting in the process. The third-party consultant sent direct suppliers additional information with respect to the CMCP, including an educational tool to facilitate a deeper understanding of the program and why information was being requested. We requested that each of these identified direct suppliers complete a survey utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”). Suppliers were offered two options to submit the required information, either by uploading the CMRT in Microsoft Excel format or by completing an online survey version of this template directly in the third-party consultant’s platform. This survey, among other things, solicited information regarding the location and identity of smelters and refiners. Suppliers that did not promptly complete a survey were contacted in accordance with an escalating protocol by our third-party consultant and, if still not responding, by us in efforts to get all direct suppliers to complete the survey.

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the smelters or refiners of the conflict minerals and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the third-party consultant’s platform or to provide this information in the online survey version. Where a supplier was unable to provide a CMRT, the third-party consultant requested information on its suppliers of products or components which may require conflict minerals for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email in order to build a chain-of-custody back to the smelter or refiner. Suppliers were given the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope was required to be specified.

Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” flags were raised, suppliers were contacted and requested to provide clarification:

•	One or more smelter or refiners (“SORs”) were listed for an unused metal;

•	SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor;

•	Supplier answered “yes” to sourcing from the Democratic Republic of the Congo or adjoining countries, but none of the SORs listed are known to source from the region;

•	Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers;

•	Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope;

•	Supplier indicated they have not provided all applicable SOR information received; and

•	Supplier indicated 100% of the conflict minerals for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers.

A total of 229 Tier 1 suppliers were identified as in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process conducted by Source Intelligence. The response rate among these suppliers was 75%. Of these responding suppliers, 63% indicated one or more of the subject conflict minerals as necessary to the functionality or production of the products they supply to SPX. Using the information collected from the surveys completed by these direct suppliers, and Source Intelligence’s smelter/refiner database, we determined certain of the subject minerals used in such products may have originated from the Covered Countries. As such, we proceeded to exercise due diligence.

Due Diligence Framework and Measures

We designed our due diligence framework to materially conform to applicable portions of the OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en (“OECD Guidelines”).

In accordance with applicable portions of the OECD Guidance for downstream companies such as the Company, the due diligence measures we performed include, but are not limited to, the following:

•	Reporting to senior management regarding the structure of our conflict minerals program.

•	Reporting to senior management on direct suppliers’ responses to our conflict minerals information requests.

•	Communicating our policy on conflict minerals to direct suppliers.

•	Communicating the commitments and requirements expected of our direct suppliers, supported by, when appropriate, email and phone dialogues.

•	Comparing smelters and refiners identified by our direct suppliers to the lists of validated conflict free and verified facilities and conducting independent research.

•	Including contractual terms and conditions regarding procurement practices that encourage our direct suppliers to purchase raw materials from smelters / refiners which have achieved a compliant designation by the Responsible Minerals Assurance Process (“RMAP”) of the Responsible Minerals Initiative (the “RMI”) or have an audit program with which RMI has mutual recognition.

•	Consideration of developing a risk mitigation plan that allows for continued trade with a supplier as appropriate through the supplier’s risk mitigation efforts and evaluating the business relationship with suppliers that do not address the risks.

Due Diligence Results

We utilized the CMRT to solicit our relevant direct suppliers to gather detailed information regarding the existence of subject minerals in materials or components sold to us, as well as the origin and chain of custody of the subject minerals. We compared the list of SORs identified to us by suppliers with those included in lists of validated conflict free and verified facilities: the RMAP, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification. If the SOR is not certified by these internationally-recognized schemes, Source Intelligence attempted to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes the SORs takes to track the chain-of-custody on the source of its mineral ores. Relevant information includes: whether the SOR has a documented, effective and communicated conflict-free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research was also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

To date information received from direct suppliers was inconclusive in indicating that subject minerals in our supply chain directly or indirectly financed or benefitted armed groups in the Covered Countries; even so, based on the information provided by these suppliers and our own due diligence efforts for the Reporting Period, we do not have sufficient information to conclusively determine the countries of origin or chain of custody of subject minerals in the products. Some suppliers disclosed to us that scrap/recycled sources of subject minerals were identified in their supply chains and did not require due diligence.

Based on the information provided by these suppliers and information available from RMI and the other sources identified above, SPX believes the smelters and refiners and the countries of origin of subject minerals processed by these smelters and refiners that may have been used to produce subject minerals used in the products include those listed on Annexes A and B.

In addition, based on our due diligence certain potential smelters/refiners listed by our direct suppliers were omitted from this Report because the verification status for the smelter/refiner was inconclusive for a variety of reasons. These reasons include, without limitation, that a direct supplier listed the smelter/refiner for processing a metal the smelter/refiner it is not known to process; that RMI determined the smelter/refiner no longer meets the definition of a smelter or refiner; that RMI determined the company listed as a smelter/refiner does not smelt or refine, or exclusively recycles subject minerals; that RMI has retired the parent or group level smelter/refiner; that RMI determined the smelter/refiner does not meets the definition of a smelter/refiner; or otherwise our due diligence was inconclusive with regard to the entity.

Additional Due Diligence and Risk Mitigation

SPX intends to continue to evaluate its due diligence program, and, in particular, intends to periodically review the criteria used to select suppliers for solicitation. We expect to continue to engage with our direct suppliers so that they more closely comply with SPX’s conflict minerals policy and are able to track the sourcing of conflict minerals with greater precision. To that end, the Company expects to continue outreach efforts among the direct supplier base, particularly with respect to direct suppliers that have not previously conducted business with the Company and with respect to direct suppliers that are unable to provide greater transparency as to their own sourcing practices.

Independent Audit Report

Consistent with Rule 13p-1 and the SEC’s April 29, 2014 statement* relating to Rule 13p-1, this Report is not required to be accompanied by an independent private sector audit.

* Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule, Keith F. Higgins, Director, SEC Division of Corporation Finance, April 29, 2014.

Annexes

The information in the below tables, Annexes A and B, have been gathered and transmitted through multiple levels of our supply chain, and there is a risk that it is not accurate or current. In most cases, direct suppliers provided smelter and/or refiner information and therefore any country of origin data related to such smelter and/or refiner for their entire supply chain without identifying which smelters and/or refiners may have contributed conflict minerals to components and materials actually supplied to us. Accordingly, we cannot verify that any of the smelters and/or refiners or country of origin data shown in these tables actually were part of our supply chain. The presence of a smelter or refiner in this table does not necessarily mean that conflict minerals processed at that smelter or refiner were used in any components and materials supplied to us or in any SPX products.

Annex A

Below is a list of the smelters/refiners collected as a result of our due diligence activities:

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	8853 S.p.A.	Not certified
Gold	ABC Refinery Pty Ltd.	Not certified
Gold	Abington Reldan Metals, LLC	RMAP
Gold	Advanced Chemical Company	RMAP
Gold	African Gold Refinery	Not certified
Gold	Aida Chemical Industries Co., Ltd.	RMAP
Gold	Al Etihad Gold Refinery DMCC	RMAP
Gold	Albino Mountinho Lda.	Not certified
Gold	Alexy Metals	RMAP-Active
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, RJC, RMAP
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
Gold	Argor-Heraeus S.A.	LBMA, RMAP
Gold	Asahi Pretec Corp.	LBMA, RMAP
Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
Gold	Asahi Refining USA Inc.	LBMA, RMAP
Gold	Asaka Riken Co., Ltd.	RMAP
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Not certified
Gold	AU Traders and Refiners	Not certified
Gold	Augmont Enterprises Private Limited	RMAP-Active
Gold	Aurubis AG	LBMA, RMAP
Gold	Bangalore Refinery	RMAP
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
Gold	Boliden AB	LBMA, RMAP
Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
Gold	C.I Metales Procesados Industriales SAS	RMAP-Active
Gold	Caridad	Not certified
Gold	CCR Refinery - Glencore Canada Corporation	LBMA, RMAP
Gold	Cendres + Metaux S.A.	Not certified
Gold	CGR Metalloys Pvt Ltd.	Not certified
Gold	Chimet S.p.A.	LBMA, RMAP
Gold	Chugai Mining	RMAP
Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA
Gold	Degussa Sonne / Mond Goldhandel GmbH	Not certified
Gold	Dijllah Gold Refinery FZC	Not certified

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	Dongwu Gold Group	Not certified
Gold	Dowa	RMAP
Gold	DSC (Do Sung Corporation)	RMAP
Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
Gold	Eco-System Recycling Co., Ltd. North Plant	RMAP
Gold	Eco-System Recycling Co., Ltd. West Plant	RMAP
Gold	Emerald Jewel Industry India Limited (Unit 1)	Not Certified
Gold	Emerald Jewel Industry India Limited (Unit 2)	Not Certified
Gold	Emerald Jewel Industry India Limited (Unit 3)	Not Certified
Gold	Emerald Jewel Industry India Limited (Unit 4)	Not Certified
Gold	Emirates Gold DMCC	RMAP
Gold	Fidelity Printers and Refiners Ltd.	Not certified
Gold	Fujairah Gold FZC	Not certified
Gold	Geib Refining Corporation	RMAP
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	RMAP-Active
Gold	Gold by Gold Colombia	RMAP
Gold	Gold Coast Refinery	Not certified
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	LBMA, RMAP
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA
Gold	Guangdong Jinding Gold Limited	Not certified
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Not certified
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Not certified
Gold	Heimerle + Meule GmbH	LBMA, RMAP
Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
Gold	Heraeus Precious Metals GmbH & Co. KG	RMAP
Gold	Hunan Chenzhou Mining Co., Ltd.	Not certified
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Not certified
Gold	HwaSeong CJ CO., LTD.	Not certified
Gold	Industrial Refining Company	Not certified
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP
Gold	International Precious Metal Refiners	Not certified
Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
Gold	Istanbul Gold Refinery	LBMA, RMAP
Gold	Italpreziosi	RJC, RMAP
Gold	JALAN & Company	Not certified
Gold	Japan Mint	LBMA, RMAP
Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Not certified
Gold	JSC Uralelectromed	Not certified

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, RMAP
Gold	K.A. Rasmussen	Not certified
Gold	Kaloti Precious Metals	Not certified
Gold	Kazakhmys Smelting LLC	Not certified
Gold	Kazzinc	LBMA, RMAP
Gold	Kennecott Utah Copper LLC	LBMA, RMAP
Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP
Gold	Kojima Chemicals Co., Ltd.	RMAP
Gold	Korea Zinc Co., Ltd.	RMAP
Gold	Kundan Care Products Ltd.	Not certified
Gold	Kyrgyzaltyn JSC	Not certified
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Not certified
Gold	L'azurde Company For Jewelry	Not certified
Gold	Lingbao Gold Co., Ltd.	Not certified
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Not certified
Gold	L'Orfebre S.A.	RMAP
Gold	LS-NIKKO Copper Inc.	LBMA, RMAP
Gold	LT Metal Ltd.	RMAP
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Not certified
Gold	Marsam Metals	Not certified
Gold	Materion	RMAP
Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
Gold	MD Overseas	Not certified
Gold	Metal Concentrators SA (Pty) Ltd.	RMAP
Gold	Metallix Refining Inc.	Not certified
Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
Gold	Metalor Technologies (Suzhou) Ltd.	RJC, RMAP
Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
Gold	Mitsubishi Materials Corporation	LBMA, RMAP
Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
Gold	Modeltech Sdn Bhd	Not certified
Gold	Morris and Watson	Not certified
Gold	Moscow Special Alloys Processing Plant	Not certified
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
Gold	Navoi Mining and Metallurgical Combinat	RMAP

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	NH Recytech Company	RMAP
Gold	Nihon Material Co., Ltd.	LBMA, RMAP
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	RJC, RMAP
Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Not certified
Gold	OJSC Novosibirsk Refinery	Not certified
Gold	PAMP S.A.	LBMA, RMAP
Gold	Pease & Curren	Not certified
Gold	Penglai Penggang Gold Industry Co., Ltd.	Not certified
Gold	Planta Recuperadora de Metales SpA	RMAP
Gold	Prioksky Plant of Non-Ferrous Metals	Not certified
Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
Gold	PX Precinox S.A.	LBMA, RMAP
Gold	QG Refining, LLC	Not certified
Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
Gold	Refinery of Seemine Gold Co., Ltd.	Not certified
Gold	REMONDIS PMR B.V.	RMAP
Gold	Royal Canadian Mint	LBMA, RMAP
Gold	SAAMP	RJC, RMAP
Gold	Sabin Metal Corp.	Not certified
Gold	Safimet S.p.A	Not certified
Gold	SAFINA A.S.	RMAP
Gold	Sai Refinery	Not certified
Gold	Samduck Precious Metals	Not certified
Gold	SAMWON METALS Corp.	Not certified
Gold	Sancus ZFA (L’Orfebre, SA)	RMAP
Gold	Sellem Industries Ltd.	Not certified
Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RMAP
Gold	Shandong Gold Smelting Co., Ltd.	LBMA, RMAP
Gold	Shandong Humon Smelting Co., Ltd.	Not certified
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Not certified
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP
Gold	Shenzhen CuiLu Gold Co., Ltd.	Not certified
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Not certified
Gold	Shirpur Gold Refinery Ltd.	Not certified
Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
Gold	Singway Technology Co., Ltd.	Not certified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Not certified
Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP

Subject Mineral	Name of Smelter/Refiner†	Status*
Gold	Sovereign Metals	Not certified
Gold	State Research Institute Center for Physical Sciences and Technology	Not certified
Gold	Sudan Gold Refinery	Not certified
Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
Gold	SungEel HiMetal Co., Ltd.	RMAP
Gold	Super Dragon Technology Co., Ltd.	Not certified
Gold	T.C.A S.p.A	LBMA, RMAP
Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Not certified
Gold	TOO Tau-Ken-Altyn	RMAP
Gold	Torecom	RMAP
Gold	Umicore Precious Metals Thailand	Not certified
Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
Gold	United Precious Metal Refining, Inc.	RMAP
Gold	Valcambi S.A.	LBMA, RJC, RMAP
Gold	WEEEREFINING	RMAP-Active
Gold	Western Australian Mint (T/a The Perth Mint)	LBMA, RMAP
Gold	WIELAND Edelmetalle GmbH	RMAP
Gold	Yamakin Co., Ltd.	RMAP
Gold	Yokohama Metal Co., Ltd.	RMAP
Gold	Yunnan Copper Industry Co., Ltd.	Not certified
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
Tantalum	AMG Brasil	RMAP
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	RMAP
Tantalum	D Block Metals, LLC	RMAP
Tantalum	F&X Electro-Materials Ltd.	RMAP
Tantalum	FIR Metals & Resource Ltd.	RMAP
Tantalum	Global Advanced Metals Aizu	RMAP
Tantalum	Global Advanced Metals Boyertown	RMAP
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP
Tantalum	H.C. Starck Inc.	RMAP
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	Jiangxi Tuohong New Raw Material	RMAP
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
Tantalum	KEMET de Mexico	RMAP
Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
Tantalum	Mineracao Taboca S.A.	RMAP

Subject Mineral	Name of Smelter/Refiner†	Status*
Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
Tantalum	NPM Silmet AS	RMAP
Tantalum	QuantumClean	RMAP
Tantalum	Resind Industria e Comercio Ltda.	RMAP
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	RMAP
Tantalum	Solikamsk Magnesium Works OAO	Not certified
Tantalum	Taki Chemical Co., Ltd.	RMAP
Tantalum	TANIOBIS Co., Ltd.	RMAP
Tantalum	TANIOBIS GmbH	RMAP
Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
Tantalum	Telex Metals	RMAP
Tantalum	Ulba Metallurgical Plant JSC	RMAP
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	RMAP
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
Tin	Alpha	RMAP
Tin	An Vinh Joint Stock Mineral Processing Company	Not certified
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
Tin	China Tin Group Co., Ltd.	RMAP
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	RMAP
Tin	CRM Synergies	RMAP
Tin	CV Ayi Jaya	RMAP
Tin	CV Venus Inti Perkasa	RMAP
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Not certified
Tin	Dowa	RMAP
Tin	DS Myanmar	RMAP
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Not certified
Tin	EM Vinto	RMAP
Tin	Estanho de Rondonia S.A.	RMAP
Tin	Fabrica Auricchio Industria e Comercio Ltda.	RMAP
Tin	Fenix Metals	RMAP
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Not certified
Tin	Gejiu Kai Meng Industry and Trade LLC	Not certified
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	RMAP-Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Not certified
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP

Subject Mineral	Name of Smelter/Refiner†	Status*
Tin	Jiangxi New Nanshan Technology Ltd.	RMAP
Tin	Luna Smelter, Ltd.	RMAP
Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
Tin	Malaysia Smelting Corporation (MSC)	RMAP
Tin	Melt Metais e Ligas S.A.	RMAP-Active
Tin	Metallic Resources, Inc.	RMAP
Tin	Metallo Belgium N.V.	RMAP
Tin	Metallo Spain S.L.U.	RMAP
Tin	Mineracao Taboca S.A.	RMAP
Tin	Minsur	RMAP
Tin	Mitsubishi Materials Corporation	RMAP
Tin	Modeltech Sdn Bhd	Not certified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Not certified
Tin	Novosibirsk Processing Plant Ltd.	Not certified
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
Tin	O.M. Manufacturing Philippines, Inc.	RMAP
Tin	Operaciones Metalurgicas S.A.	RMAP
Tin	Pongpipat Company Limited	Not certified
Tin	Precious Minerals and Smelting Limited	Not certified
Tin	PT Aries Kencana Sejahtera	RMAP
Tin	PT Artha Cipta Langgeng	RMAP
Tin	PT ATD Makmur Mandiri Jaya	RMAP
Tin	PT Babel Inti Perkasa	RMAP
Tin	PT Babel Surya Alam Lestari	RMAP
Tin	PT Bangka Prima Tin	RMAP
Tin	PT Bangka Serumpun	RMAP
Tin	PT Bangka Tin Industry	RMAP-Progressing
Tin	PT Belitung Industri Sejahtera	RMAP-Active
Tin	PT Bukit Timah	RMAP
Tin	PT Cipta Persada Mulia	RMAP
Tin	PT Menara Cipta Mulia	RMAP
Tin	PT Mitra Stania Prima	RMAP
Tin	PT Mitra Sukses Globalindo	RMAP-Active
Tin	PT Panca Mega Persada	Not certified
Tin	PT Premium Tin Indonesia	RMAP
Tin	PT Prima Timah Utama	RMAP
Tin	PT Putera Sarana Shakti (PT PSS)	RMAP
Tin	PT Rajawali Rimba Perkasa	RMAP
Tin	PT Refined Bangka Tin	RMAP
Tin	PT Sariwiguna Binasentosa	RMAP
Tin	PT Stanindo Inti Perkasa	RMAP

Subject Mineral	Name of Smelter/Refiner†	Status*
Tin	PT Sukses Inti Makmur	RMAP
Tin	PT Timah Nusantara	RMAP-Active
Tin	PT Timah Tbk Kundur	RMAP
Tin	PT Timah Tbk Mentok	RMAP
Tin	PT Tinindo Inter Nusa	Not certified
Tin	PT Tirus Putra Mandiri	Not certified
Tin	PT Tommy Utama	RMP
Tin	Resind Industria e Comercio Ltda.	RMAP
Tin	Rui Da Hung	RMAP
Tin	Super Ligas	RMAP-Active
Tin	Thaisarco	RMAP
Tin	Tin Technology & Refining	RMAP
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Not certified
Tin	VQB Mineral and Trading Group JSC	Not certified
Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	RMAP
Tin	Yunnan Tin Company Limited	RMAP
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Not certified
Tungsten	A.L.M.T. TUNGSTEN Corp.	RMAP
Tungsten	ACL Metais Eireli	RMAP-Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	RMAP-Active
Tungsten	Artek LLC	Not certified
Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	RMAP
Tungsten	China Molybdenum Co., Ltd.	RMAP
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	Not certified
Tungsten	Cronimet Brasil Ltda	RMAP
Tungsten	DONGKUK INDUSTRIES CO., LTD.	RMAP-Progressing
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	RMAP
Tungsten	Fujian Xinlu Tungsten .	RMAP
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	RMAP
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	RMAP
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	RMAP
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
Tungsten	Global Tungsten & Powders Corp.	RMAP
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
Tungsten	H.C. Starck Tungsten GmbH	RMAP
Tungsten	HANNAE FOR T Co., Ltd.	Not certified
Tungsten	Hunan Chenzhou Mining Co., Ltd.	RMAP
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	RMAP

Subject Mineral	Name of Smelter/Refiner†	Status*
Tungsten	Hydrometallurg, JSC	Not certified
Tungsten	Japan New Metals Co., Ltd.	RMAP
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Not certified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	RMAP
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Not certified
Tungsten	Kennametal Fallon	RMAP
Tungsten	Kennametal Huntsville	RMAP
Tungsten	Lianyou Metals Co., Ltd.	RMAP
Tungsten	LLC Vostok	RMAP-Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
Tungsten	Masan High-Tech Materials	RMAP
Tungsten	Moliren Ltd.	RMAP-Active
Tungsten	Niagara Refining LLC	RMAP
Tungsten	NPP Tyazhmetprom LLC	RMAP-Active
Tungsten	OOO “Technolom” 1	RMAP-Active
Tungsten	OOO “Technolom” 21	RMAP-Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP
Tungsten	Unecha Refractory Metals Plant	Not certified
Tungsten	Wolfram Bergbau und Hutten AG	RMAP
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
Tungsten	Xiamen Tungsten Co., Ltd.	RMAP
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	Not certified

† Smelter or refiner names as reported by Responsible Minerals Initiative.

* Status defined as follows:

1.	Responsible Minerals Assurance Process: Responsible Minerals Initiative

•	RMAP: Smelter/refiner has an active certification or is in the process of renewing certification.

•	RMAP-Active: Smelter/refiner is actively moving through certification process.

•	RMAP-Progressing: Smelter/refiner has agreed to an audit and completion the certification process in two years.

2.	Responsible Gold Certificate: London Bullion Market Association

•	LBMA: Smelter/refiner has obtained a Responsible Gold Certification.

3.	Chain of Custody Certificate: Responsible Jewellry Council

•	RJC: Smelter/refiner has obtained a Chain-of-Custody Certification.

Annex B

Below is a list of the mineral country of origin information collected as a result of our due diligence activities:

Gold	Tantalum	Tin	Tungsten
Argentina	Angola	Angola	Angola
Armenia	Argentina	Argentina	Argentina
Australia	Australia	Armenia	Australia
Austria	Austria	Australia	Austria
Belgium	Belarus	Austria	Belgium
Bermuda	Belgium	Belgium	Bolivia
Bolivia	Bolivia	Bolivia	Brazil
Brazil	Brazil	Brazil	Burundi
Burundi	Burundi	Burundi	Cambodia
Cambodia	Cambodia	Cambodia	Canada
Canada	Canada	Canada	Central African Republic
Chile	Central African Republic	Central African Republic	Chile
China	Chile	Chile	China
Colombia	China	China	Colombia
Congo (Brazzaville)	Colombia	Colombia	Congo (Brazzaville)
Czech Republic	Congo (Brazzaville)	Congo (Brazzaville)	Czech Republic
Djibouti	Czech Republic	Czech Republic	Djibouti
DRC- Congo (Kinshasa)	Djibouti	Djibouti	DRC- Congo (Kinshasa)
Ecuador	DRC- Congo (Kinshasa)	DRC- Congo (Kinshasa)	Ecuador
Egypt	Ecuador	Ecuador	Egypt
Estonia	Egypt	Egypt	Estonia
Ethiopia	Estonia	Estonia	Ethiopia
Finland	Ethiopia	Ethiopia	France
France	France	France	Germany
Germany	Germany	Germany	Guinea
Ghana	Ghana	Guyana	Guyana
Guinea	Guinea	Hong Kong	Hungary
Guyana	Guyana	Hungary	India
Hong Kong	Hungary	India	Indonesia
Hungary	India	Indonesia	Ireland
India	Indonesia	Ireland	Israel
Indonesia	Ireland	Israel	Ivory Coast
Ireland	Israel	Ivory Coast	Japan
Israel	Italy	Japan	Kazakhstan
Italy	Ivory Coast	Jersey	Korea, Republic of

B-1

Gold	Tantalum	Tin	Tungsten
Ivory Coast	Japan	Kazakhstan	Laos
Japan	Jersey	Kenya	Luxembourg
Jersey	Kazakhstan	Korea, Republic of	Madagascar
Kazakhstan	Kenya	Kyrgyzstan	Malaysia
Korea, Republic of	Korea, Republic of	Laos	Mexico
Kyrgyzstan	Laos	Luxembourg	Mongolia
Laos	Luxembourg	Madagascar	Mozambique
Luxembourg	Madagascar	Malaysia	Myanmar
Madagascar	Malaysia	Mexico	Namibia
Malaysia	Mali	Mongolia	Netherlands
Mali	Mexico	Morocco	Niger
Mexico	Mongolia	Mozambique	Nigeria
Mongolia	Mozambique	Myanmar	No known country of origin
Mozambique	Myanmar	Namibia	Papua New Guinea
Myanmar	Namibia	Netherlands	Peru
Namibia	Netherlands	Niger	Philippines
Netherlands	Niger	Nigeria	Portugal
New Zealand	Nigeria	No known country of origin	Recycle/Scrap
Niger	No known country of origin	Papua New Guinea	Russian Federation
Nigeria	Peru	Peru	Rwanda
No known country of origin	Philippines	Philippines	Sierra Leone
Papua New Guinea	Poland	Poland	Singapore
Peru	Portugal	Portugal	Slovakia
Philippines	Recycle/Scrap	Recycle/Scrap	South Africa
Poland	Russian Federation	Russian Federation	South Sudan
Portugal	Rwanda	Rwanda	Spain
Recycle/Scrap	Sierra Leone	Sierra Leone	Suriname
Russian Federation	Singapore	Singapore	Switzerland
Rwanda	Slovakia	Slovakia	Taiwan
Saudi Arabia	South Africa	South Africa	Tanzania
Sierra Leone	South Sudan	South Sudan	Thailand
Singapore	Spain	Spain	Uganda
Slovakia	Suriname	Suriname	United Kingdom
South Africa	Switzerland	Sweden	United States
Spain	Taiwan	Switzerland	Viet Nam
Suriname	Tanzania	Taiwan	Zambia
Sweden	Thailand	Tanzania	Zimbabwe
Switzerland	Uganda	Thailand

B-2

Gold	Tantalum	Tin	Tungsten
Taiwan	United Kingdom	Turkey
Tajikistan	United States	Uganda
Tanzania	Uzbekistan	United Kingdom
Thailand	Viet Nam	United States
Turkey	Zambia	Uzbekistan
United Arab Emirates	Zimbabwe	Viet Nam
United Kingdom		Zambia
United States		Zimbabwe
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe

B-3